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                                                                    EXHIBIT 21.1

                            STERLING SOFTWARE, INC.
                              LIST OF SUBSIDIARIES

Name                                             Jurisdiction of Incorporation
----                                             -----------------------------
Sterling Software (Eastern), Inc.                       Delaware
Sterling Software International, Inc.                   Delaware
Sterling Software Leasing Company                       Delaware
Sterling Software (Midwest), Inc.                       Delaware
Sterling Software (Northern), Inc.                      Delaware
  Information Advantage of Australia Pty Ltd            Australia
  Sterling Software V GmbH                              Germany
  Sterling Software (UK) VII Limited                    United Kingdom
Sterling Software (Southern), Inc.                      Georgia
  Sterling Software(Australia) II Pty Limited           Australia
  Sterling Software Beratungs und Vertriebs GmbH        Austria
  Sterling Software (Canada) II, Inc./Logiciel
   Sterling (Canada) II, Inc.                           Canada
  Sterling Software (Malaysia) Sdn. Bhd.                Malaysia
  Sterling Software (Singapore) II Pte Ltd.             Singapore
  Sterling Software (Espana) II S.L.                    Spain
  Sterling Software (UK) III Limited                    United Kingdom
    Sterling Software (Benelux) II N.V./S.A.            Belgium
    Sterling Software (France) III S.A.                 France
    Sterling Software II GmbH                           Germany
    Sterling Software (Italia) II Srl                   Italy
    Sterling Software (Netherlands) III B.V.            Netherlands
    Sterling Software (Netherlands) V BV                Netherlands
    Sterling Software (Switzerland) II S.A.             Switzerland
    Sterling Software (UK) IV Limited                   United Kingdom
Sterling Software (U.S.), Inc.                          Delaware
  Sterling Software Weather, Inc.                       Delaware
Sterling Software (U.S.A.), Inc.                        California
Sterling Software (U.S. of America), Inc.               Delaware
  Sterling Software (Western), Inc.                     Delaware
Southwest Beta Services, Inc.                           Delaware
Sterling Software (Pacific) Pty Limited                 Australia
  Sterling Software (Australia) Pty Limited             Australia
Sterling Software (Benelux) NV                          Belgium
  Sterling Software (Benelux) BVBA                      Belgium
Sterling Software do Brasil Participacoes Ltda.         Brazil
  Sterling Software do Brasil Ltda. (49%
   subsidiary)                                          Brazil
Sterling Software (France) SA                           France
Sterling Software GmbH                                  Germany
Sterling Software (Israel), Ltd.                        Israel
Sterling Software (Italia) Srl                          Italy
Sterling Software (Japan) Ltd.                          Japan
  Sterling Software Applications KK                     Japan
Sterling Software (Netherlands) I BV                    Netherlands
Sterling Software International Marketing II,
 Inc.                                                   Cayman Islands

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
Name                                             Jurisdiction of Incorporation
----                                             -----------------------------
  Sterling Software (Luxembourg) I SARL              Luxembourg
    Sterling Software International SARL             France
Sterling Software International Marketing, Inc.      Cayman Islands
  Sterling Software (Netherlands Antilles) NV        Netherlands Antilles
    Sterling Software (Netherlands) IV BV            Netherlands
Sterling Software (New Zealand) Limited              New Zealand
Sterling Software (Scandinavia) AS                   Norway
Sterling Software (Portugal) Informatica, Lda        Portugal
Sterling Software (Singapore) PTE Ltd.               Singapore
Sterling Software (Espana), S.A.                     Spain
Sterling Software AB                                 Sweden
Synon Europe Limited                                 United Kingdom
  Sterling Software (UK) Limited                     United Kingdom
  Sterling Software International (UK) Limited       United Kingdom
Sterling Software (Virgin Islands), Inc.             Virgin Islands

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Notes:

1. Indented names are subsidiaries of subsidiaries.
2. Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.
3. Except as noted, the voting shares of all subsidiaries are 100% owned by Sterling Software, Inc., its subsidiaries or employee nominees.